Exhibit 99.1

DIRECTV Announces Second Quarter 2011 Results

DIRECTV Revenues Grow 13% to $6.60 Billion

  Increase driven by DIRECTV Latin America’s record subscriber growth and 13% higher Average Revenue per Subscriber, as well as 7% revenue growth at DIRECTV U.S.
  DIRECTV Latin America adds all-time high 823,000 gross and 472,000 net subscribers in the quarter

Operating Profit before Depreciation and Amortization Increases 13% to $1.85 Billion and Operating Profit Grows 22% to $1.23 Billion

  Growth fueled by DIRECTV Latin America’s 60% increase in operating profit before depreciation and amortization to $423 million and 72% increase in operating profit to $241 million.

DIRECTV Adjusted Diluted Earnings per Share Up 52% to $0.91

  Results driven primarily by operating profit growth and share repurchases of $5.8 billion over the last twelve months, including $1.5 billion in the second quarter

EL SEGUNDO, Calif.--(BUSINESS WIRE)--August 4, 2011--DIRECTV (NASDAQ:DTV) today reported increases in second quarter 2011 revenues of 13% to $6.60 billion, operating profit before depreciation and amortization1 (OPBDA) of 13% to $1.85 billion and operating profit of 22% to $1.23 billion compared to last year’s second quarter. DIRECTV also reported that second quarter net income increased 29% to $701 million and diluted earnings per share grew 52% to $0.91 compared with the same period last year, excluding the $0.18 per Class A common share impact from the Malone transaction2 in the second quarter of 2010.

“Consolidated revenue accelerated to 13% exceeding both last year and first quarter growth rates as DIRECTV Latin America’s continued record subscriber additions coupled with strong ARPU growth propelled a 46% increase in DTVLA revenues while DIRECTV U.S. delivered another solid quarter of industry leading revenue growth of 7%,” said Mike White, President and CEO of DIRECTV. “Importantly, the significant subscriber performance in Latin America did not come at the expense of profitability as DTVLA’s OPBDA grew 60% fueling our consolidated OPBDA growth to 13%.” White added, “While a challenging economic and competitive landscape continues to impact DIRECTV U.S., the substantial and growing contributions from DTVLA combined with our share repurchase program drove strong EPS growth of 52% in the quarter.”

DIRECTV’S OPERATIONAL REVIEW

Second Quarter Review

DIRECTV’s second quarter revenues of $6.60 billion increased 13% over the same period last year principally due to subscriber and average revenue per subscriber (ARPU) growth at DIRECTV Latin America (DTVLA) and DIRECTV U.S. Operating profit before depreciation and amortization increased 13% to $1.85 billion and operating profit grew 22% to $1.23 billion primarily due to the gross profit associated with higher revenues partially offset by higher subscriber acquisition and upgrade and retention costs at DIRECTV U.S. and DTVLA. Operating profit was also favorably impacted by lower depreciation and amortization expense at DIRECTV U.S.

DIRECTV Consolidated	Three Months		Six Months
Dollars in Millions except Earnings	Ended June 30,		Ended June 30,
per Class A Common Share	2011	2010	2011	2010
Revenues	$6,600	$5,848	$12,919	$11,456
Operating Profit Before Depreciation and Amortization(1)	1,846	1,635	3,612	3,210
Operating Profit	1,230	1,010	2,385	1,966
Net Income Attributable to DIRECTV	701	543	1,375	1,101
Diluted Earnings Per Class A Common Share	0.91	0.42	1.76	1.02
Adjusted Diluted Earnings Per Share(2)	0.91	0.60	1.76	1.19
Capital Expenditures and Cash Flow
Cash Paid for DIRECTV U.S. Subscriber Leased Equipment - Acquisitions, Upgrade and Retention	226	202	469	398
Cash Paid for Property, Equipment and Satellites	474	405	875	682
Cash Flow Before Interest and Taxes(3)	998	910	1,897	1,984
Free Cash Flow(4)	395	383	1,060	1,414

Net income attributable to DIRECTV increased 29% to $701 million compared with the second quarter of last year primarily due to higher operating profit as well as a $57 million increase in other income, including a $37 million pre-tax gain resulting from the sale of an equity investment recorded in “Other, net” on the Consolidated Statements of Operations. These increases were partially offset by higher interest expense principally resulting from an increase in long-term debt as well as higher income tax expense resulting from the increase in pre-tax income. Diluted earnings per share improved 52% to $0.91 in the quarter, excluding the impact from the Malone transaction2 in the second quarter of 2010. The increase was due to the higher net income as well as a lower average share count resulting from stock repurchases made over the last twelve months.

Cash flow before interest and taxes3 increased 10% to $998 million and free cash flow4 increased 3% to $395 million compared to the second quarter of 2010 due to the higher OPBDA and $32 million in dividends received, primarily from Game Show Network, partially offset by increased capital expenditures mostly driven by the higher gross additions and demand for advanced set-top boxes at both DTVLA and DIRECTV U.S. Free cash flow was also negatively impacted by greater cash tax payments primarily resulting from the higher pre-tax income and prior-year one-time tax deductions. Also during the quarter but not included in free cash flow, were cash paid for share repurchases of $1.51 billion and proceeds from the sale of an equity investment of $55 million. In addition, in June 2011 DIRECTV U.S. redeemed the remaining $659 million of its 6.375% Senior Notes due 2015.

Year-to-Date Review

DIRECTV’s first half revenues of $12.92 billion increased 13% over the same period last year principally due to subscriber and ARPU growth at both DIRECTV Latin America and DIRECTV U.S. Operating profit before depreciation and amortization increased 13% to $3.61 billion and operating profit increased 21% to $2.39 billion primarily due to gross profit associated with higher revenues partially offset by increased subscriber acquisition costs associated with the higher gross additions at both DTVLA and DIRECTV U.S. Operating profit was also favorably impacted by lower depreciation and amortization expense at DIRECTV U.S.

In the first six months of 2011, net income attributable to DIRECTV increased 25% to $1.38 billion driven by the higher operating profit as well as a $93 million increase in other income, including a $60 million increase in pre-tax gains resulting from the sale of investments recorded in “Other, net” on the Consolidated Statements of Operations. These increases were partially offset by higher interest expense principally resulting from an increase in long-term debt as well as greater income tax expense resulting from the higher pre-tax income. Also impacting the comparison was a $67 million gain from the final settlement of the equity collars assumed in the Liberty transaction in the first quarter of 2010. Diluted earnings per share improved to $1.76, a 48% increase excluding the impact of the Malone transaction2 from the first half results of 2010. The increase was due to the higher net income as well as a lower average share count resulting from stock repurchases made over the last twelve months.

Cash flow before interest and taxes and free cash flow declined 4% to $1.90 billion and 25% to $1.06 billion, respectively, compared to the first six months of 2010 as the higher OPBDA and $77 million in dividends received, primarily from Sky Mexico and Game Show Network, were more than offset by higher capital expenditures primarily associated with increased gross additions and demand for advanced set-top boxes at both DIRECTV U.S. and DTVLA. In addition, free cash flow was negatively impacted by higher cash interest payments related to an increase in long-term debt, as well as higher cash tax payments primarily resulting from the increase in pre-tax income and prior-year one-time tax deductions.

During the first six months of 2011 but not included in free cash flow, were cash paid for share repurchases of $2.91 billion and proceeds from the sale of investments of $116 million. In addition, in March 2011 DIRECTV U.S. completed a $4.0 billion debt financing and DIRECTV redeemed $1.0 billion of 6.375% Senior Notes due 2015 during the first half of 2011.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

Second Quarter Review

	Three Months		Six Months
DIRECTV U.S.	Ended June 30,		Ended June 30,
Dollars in Millions except ARPU	2011	2010	2011	2010
Revenue	$5,277	$4,934	$10,422	$9,706
Average Monthly Revenue per Subscriber (ARPU) ($)	90.58	87.90	89.75	86.69
Operating Profit Before Depreciation and Amortization(1)	1,446	1,394	2,809	2,700
Operating Profit	1,016	899	1,937	1,707
Cash Flow Before Interest and Taxes(3)	896	873	1,613	1,857
Free Cash Flow(4)	320	285	888	1,252
Subscriber Data (in 000’s except Churn)
Gross Subscriber Additions	954	946	2,006	1,871
Average Monthly Subscriber Churn	1.59%	1.51%	1.55%	1.49%
Net Subscriber Additions	26	100	210	200
Cumulative Subscribers	19,433	18,760	19,433	18,760

In the quarter, DIRECTV U.S. revenues increased 7% to $5.28 billion primarily due to the larger subscriber base and ARPU growth of 3.0%. The ARPU increase to $90.58 was driven by price increases on programming packages and leased set-top boxes, as well as higher advanced service fees partially offset by more promotional offers to new and existing customers. Net additions declined to 26,000 as the increase in gross additions was more than offset by a higher average monthly churn rate of 1.59% principally resulting from a more competitive environment coupled with ongoing economic weakness. DIRECTV U.S. ended the quarter with 19.43 million subscribers, an increase of 4% over the 18.76 million subscribers reported for the quarter ended June 30, 2010.

Second quarter OPBDA increased 4% to $1.45 billion and operating profit increased 13% to $1.02 billion primarily due to gross profit associated with higher revenue partially offset by an increase in upgrade and retention costs and higher demand for advanced service equipment. Operating profit was also favorably impacted by the completion of amortization for a subscriber-related intangible asset as well as lower depreciation expense associated with a reduction in set-top box capital expenditures over the last several years.

DIRECTV Latin America Segment

DIRECTV Latin America owns approximately 93% of Sky Brazil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DTVLA, had approximately 3.59 million subscribers as of June 30, 2011 bringing the total subscribers in the region to 10.29 million at the end of the second quarter of 2011.

Second Quarter Review

	Three Months		Six Months
DIRECTV Latin America	Ended June 30,		Ended June 30,
Dollars in Millions except ARPU	2011	2010	2011	2010
Revenue	$1,254	$857	$2,368	$1,636
Average Monthly Revenue per Subscriber (ARPU) ($)	64.56	56.98	63.14	55.95
Operating Profit Before Depreciation and Amortization(1)	423	265	807	509
Operating Profit	241	140	460	266
Cash Flow Before Interest and Taxes(3)	141	69	297	135
Free Cash Flow(4)	71	4	147	48
Subscriber Data(5) (in 000’s except Churn)
Gross Subscriber Additions	823	660	1,588	1,153
Average Monthly Total Subscriber Churn	1.81%	1.63%	1.84%	1.77%
Average Monthly Post-paid Subscriber Churn	1.44%	1.45%	1.44%	1.50%
Net Subscriber Additions	472	415	899	636
Cumulative Subscribers	6,707	5,224	6,707	5,224

DIRECTV Latin America gross additions increased 25% to an all-time record of 823,000 in the quarter largely due to increased demand from the middle market segment in Brazil. The increase in gross additions and a slight decline in post-paid churn to 1.44% driven by lower churn in Brazil and Venezuela, resulted in record net additions of 472,000, representing a 14% increase over last year’s second quarter results which benefited from the 2010 World Cup soccer tournament. Revenues for DTVLA increased 46% to $1.25 billion in the quarter principally due to the strong subscriber growth and a 13.3% increase in ARPU. The increase in ARPU to $64.56 was mostly due to price increases, higher sales of HD and DVR services as well as favorable exchange rates, primarily in Brazil. Excluding the impact of exchange rates, DTVLA ARPU increased 7.9%.

DIRECTV Latin America’s second quarter 2011 OPBDA increased 60% to $423 million and operating profit increased 72% to $241 million primarily due to the gross profit associated with higher revenue. These increases were partially offset by higher subscriber acquisition costs associated with the record gross additions as well as increased upgrade and retention spending driven by demand for advanced equipment. Also impacting operating profit were higher depreciation expenses mostly due to the increase in set-top boxes deployed related to the higher gross subscriber additions attained over the last year.

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV’s second quarter 2011 earnings call will be available on the company’s website at www.directv.com/investor. The webcast will begin at 2:00 p.m. ET, today August 4, 2011. Access to the earnings call is also available in the United States by dialing (800) 946-0708 and internationally by dialing (719) 457-2573. The conference ID number is 2814438. A replay of the call can be accessed by dialing 888-203-1112 in the U.S. and 719-457-0820 internationally. The replay pass code is 2814438. The replay will be available from 5:30 p.m. ET Thursday, August 4 through 12:59 a.m. ET Friday, August 12 and will also be archived on our website at www.directv.com/investor.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see each of DIRECTV and DIRECTV Holdings LLC’s Annual Reports on Form 10-K for the year ended December 31, 2010 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) In the second quarter of 2010, DIRECTV resolved an FCC issue regarding our Puerto Rico operations by consummating a transaction with Dr. John C. Malone and members of his family. Under the terms of the agreement, the Malones exchanged 21.8 million shares of DIRECTV Class B common stock, which was all of the outstanding Class B shares, for 26.5 million shares of DIRECTV Class A common stock. The additional 4.7 million shares, valued at approximately $160 million reduced the diluted earnings per share attributable to Class A shareholders to $0.42 in the second quarter of 2010. See reconciliation of adjusted diluted earnings per share to diluted earnings per share at the end of this release.

(3) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment,” “Cash paid for satellites,” “Cash paid for subscriber leased equipment – subscriber acquisitions,” and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes.” This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment,” “Cash paid for satellites,” “Cash paid for subscriber leased equipment – subscriber acquisitions,” and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(5) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government and regulatory action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DTVLA operates; foreign currency exchange rates; currency exchange controls; ability to obtain export licenses; competition; the outcome of legal proceedings; reliance on key executives and the loss thereof; indemnification obligations; ability to achieve cost reductions; increasing subscriber acquisition costs and subscriber churn; ability of third parties to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; potential intellectual property infringement; limitations on access to distribution channels; natural disasters; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; significant debt; and our ability to access capital to maintain our financial flexibility. These factors are also described in Item 1A of DIRECTV’s Form 10-K, quarterly reports filed on Form 10-Q and other SEC filings. We urge you to consider these factors carefully in evaluating the forward-looking statements.

DIRECTV (NASDAQ:DTV) is one of the world’s leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to more than 19.4 million customers in the United States and over 10 million customers in Latin America. DIRECTV sports and entertainment properties include three regional sports networks (Northwest, Rocky Mountain and Pittsburgh) as well as a 60 percent ownership interest in Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenues	$6,600	$5,848	$12,919	$11,456

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,693	2,366	5,286	4,680
Subscriber service expenses	466	407	915	802
Broadcast operations expenses	96	85	190	173
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	766	709	1,562	1,381
Upgrade and retention costs	327	272	608	532
General and administrative expenses	406	374	746	678
Depreciation and amortization expense	616	625	1,227	1,244
Total operating costs and expenses	5,370	4,838	10,534	9,490

Operating profit	1,230	1,010	2,385	1,966

Interest income	9	8	16	19
Interest expense	(203)	(134)	(375)	(249)
Liberty transaction and related gains	-	-	-	67
Other, net	70	13	112	19

Income before income taxes	1,106	897	2,138	1,822

Income tax expense	(397)	(343)	(746)	(693)

Net income	709	554	1,392	1,129

Less: Net income attributable to noncontrolling interest	(8)	(11)	(17)	(28)

Net income attributable to DIRECTV	$701	$543	$1,375	$1,101

Net income attributable to DIRECTV Class A common stockholders	$701	$372	$1,375	$917

Net income attributable to DIRECTV Class B common stockholders, including $160 million exchange inducement value for the Malone Transaction	-	171	-	184
Net income attributable to DIRECTV	$701	$543	$1,375	$1,101

Basic earnings attributable to DIRECTV Class A stockholders per common share	$0.92	$0.42	$1.77	$1.02

Diluted earnings attributable to DIRECTV Class A stockholders per common share	0.91	0.42	1.76	1.02

Basic and diluted earnings attributable to DIRECTV Class B stockholders per common share, including $160 million exchange inducement value for the Malone Transaction	-	7.84	-	8.44

Weighted average number of Class A common shares outstanding (in millions)
Basic	763	883	778	896
Diluted	767	889	782	903

Weighted average number of Class B common shares outstanding, through June 16, 2010 (in millions)
Basic	-	22	-	22
Diluted	-	22	-	22

Weighted average number of total common shares outstanding (in millions)
Basic	763	901	778	916
Diluted	767	907	782	923

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	June 30,	December 31,
ASSETS	2011	2010
Current assets
Cash and cash equivalents	$2,528	$1,502
Accounts receivable, net of allowances of $98 and $76	2,003	2,001
Inventories	321	247
Deferred income taxes	61	53
Prepaid expenses and other	405	450

Total current assets	5,318	4,253
Satellites, net	2,173	2,235
Property and equipment, net	4,789	4,444
Goodwill	4,181	4,148
Intangible assets, net	1,014	1,074
Investments and other assets	1,702	1,755

Total assets	$19,177	$17,909

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$3,539	$3,926
Unearned subscriber revenues and deferred credits	509	486
Short-term borrowings	-	38

Total current liabilities	4,048	4,450
Long-term debt	13,462	10,472
Deferred income taxes	1,784	1,670
Other liabilities and deferred credits	1,282	1,287
Commitments and contingencies
Redeemable noncontrolling interest	224	224
Stockholders' deficit	(1,623)	(194)

Total liabilities and stockholders' deficit	$19,177	$17,909

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Six Months Ended
	June 30,
	2011	2010
Cash Flows From Operating Activities
Net income	$1,392	$1,129
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,227	1,244
Amortization of deferred revenues and deferred credits	(18)	(17)
Share-based compensation expense	53	38
Equity in earnings from unconsolidated affiliates	(55)	(38)
Net foreign currency transaction (gain) loss	(26)	11
Dividends received	77	47
Gain from sale of investments	(63)	(3)
Liberty transaction and related gains	-	(67)
Deferred income taxes	180	135
Other	26	30
Change in other operating assets and liabilities:
Accounts receivable	17	(30)
Inventories	(74)	29
Prepaid expenses and other	9	61
Accounts payable and accrued liabilities	(259)	(15)
Unearned subscriber revenue and deferred credits	23	(8)
Other, net	(105)	(52)
Net cash provided by operating activities	2,404	2,494
Cash Flows From Investing Activities
Cash paid for property and equipment	(1,296)	(1,011)
Cash paid for satellites	(48)	(69)
Investment in companies, net of cash acquired	(11)	(1)
Proceeds from sale of investments	116	5
Other, net	39	(41)
Net cash used in investing activities	(1,200)	(1,117)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	3,990	2,996
Debt issuance costs	(30)	(16)
Repayment of long-term debt	(1,000)	(1,103)
Repayment of short-term borrowings	(39)	-
Repayment of collar loan and equity collars	-	(1,537)
Repayment of other long-term obligations	(156)	(62)
Common shares repurchased and retired	(2,913)	(2,189)
Stock options exercised	-	2
Taxes paid in lieu of shares issued for share-based compensation	(55)	(82)
Excess tax benefit from share-based compensation	25	9
Net cash used in financing activities	(178)	(1,982)
Net increase (decrease) in cash and cash equivalents	1,026	(605)
Cash and cash equivalents at beginning of the period	1,502	2,605
Cash and cash equivalents at the end of the period	$2,528	$2,000

Supplemental Cash Flow Information
Cash paid for interest	$310	$207
Cash paid for income taxes	543	382

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
DIRECTV U.S.
Revenues	$5,277	$4,934	$10,422	$9,706
Operating profit before depreciation and amortization (1)	1,446	1,394	2,809	2,700
Operating profit before depreciation and amortization margin (1)	27.4%	28.3%	27.0%	27.8%
Operating profit	$1,016	$899	$1,937	$1,707
Operating profit margin	19.3%	18.2%	18.6%	17.6%
Depreciation and amortization	$430	$495	$872	$993
Capital expenditures	386	376	762	689

DIRECTV LATIN AMERICA
Revenues	$1,254	$857	$2,368	$1,636
Operating profit before depreciation and amortization (1)	423	265	807	509
Operating profit before depreciation and amortization margin (1)	33.7%	30.9%	34.1%	31.1%
Operating profit	$241	$140	$460	$266
Operating profit margin	19.2%	16.3%	19.4%	16.3%
Depreciation and amortization	$182	$125	$347	$243
Capital expenditures	311	231	577	390

SPORTS NETWORKS, ELIMINATIONS and OTHER
Revenues	$69	$57	$129	$114
Operating profit (loss) before depreciation and amortization (1)	(23)	(24)	(4)	1
Operating loss	(27)	(29)	(12)	(7)
Depreciation and amortization	4	5	8	8
Capital expenditures	3	-	5	1

TOTAL
Revenues	$6,600	$5,848	$12,919	$11,456
Operating profit before depreciation and amortization (1)	1,846	1,635	3,612	3,210
Operating profit before depreciation and amortization margin (1)	28.0%	28.0%	28.0%	28.0%
Operating profit	$1,230	$1,010	$2,385	$1,966
Operating profit margin	18.6%	17.3%	18.5%	17.2%
Depreciation and amortization	$616	$625	$1,227	$1,244
Capital expenditures	700	607	1,344	1,080

(1) See footnote 1

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenues	$5,277	$4,934	$10,422	$9,706

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,207	2,019	4,407	4,033
Subscriber service expenses	355	325	706	648
Broadcast operations expenses	75	66	149	135
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	626	610	1,308	1,205
Upgrade and retention costs	298	259	557	509
General and administrative expenses	270	261	486	476
Depreciation and amortization expense	430	495	872	993
Total operating costs and expenses	4,261	4,035	8,485	7,999

Operating profit	1,016	899	1,937	1,707

Interest income	1	1	1	4
Interest expense	(186)	(116)	(342)	(213)
Other, net	29	5	23	-

Income before income taxes	860	789	1,619	1,498

Income tax expense	(323)	(307)	(611)	(583)

Net income	$537	$482	$1,008	$915

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	June 30,	December 31,
ASSETS	2011	2010
Current assets
Cash and cash equivalents	$1,296	$687
Accounts receivable, net of allowances of $66 and $46	1,673	1,735
Inventories	298	227
Prepaid expenses and other	188	187

Total current assets	3,455	2,836
Satellites, net	1,737	1,794
Property and equipment, net	2,801	2,832
Goodwill	3,177	3,176
Intangible assets, net	466	495
Other assets	252	267

Total assets	$11,888	$11,400

LIABILITIES AND OWNER’S DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$2,571	$2,977
Unearned subscriber revenues and deferred credits	372	378

Total current liabilities	2,943	3,355
Long-term debt	13,462	10,472
Deferred income taxes	1,035	906
Other liabilities and deferred credits	249	288
Commitments and contingencies
Owner’s deficit	(5,801)	(3,621)

Total liabilities and owner’s deficit	$11,888	$11,400

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Six Months Ended
	June 30,
	2011	2010
Cash Flows From Operating Activities
Net income	$1,008	$915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	872	993
Amortization of deferred revenues and deferred credits	(18)	(17)
Share-based compensation expense	43	31
Deferred income taxes	119	58
Other	(31)	13
Change in other operating assets and liabilities:
Accounts receivable	81	9
Inventories	(71)	34
Prepaid expenses and other	2	3
Accounts payable and accrued liabilities	(337)	(55)
Unearned subscriber revenue and deferred credits	(6)	(6)
Other, net	(12)	(37)
Net cash provided by operating activities	1,650	1,941
Cash Flows From Investing Activities
Cash paid for property and equipment	(245)	(222)
Cash paid for subscriber leased equipment - subscriber acquisitions	(324)	(246)
Cash paid for subscriber leased equipment - upgrade and retention	(145)	(152)
Cash paid for satellites	(48)	(69)
Investment in companies, net of cash acquired	(11)	(1)
Proceeds from sale of investments	55	-
Net cash used in investing activities	(718)	(690)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	3,990	2,996
Debt issuance costs	(30)	(16)
Repayment of long-term debt	(1,000)	(1,103)
Repayment of other long-term obligations	(54)	(48)
Cash dividends to Parent	(3,250)	(4,000)
Excess tax benefit from share-based compensation	21	8
Net cash used in financing activities	(323)	(2,163)
Net increase (decrease) in cash and cash equivalents	609	(912)
Cash and cash equivalents at beginning of the period	687	1,716
Cash and cash equivalents at end of the period	$1,296	$804

Supplemental Cash Flow Information
Cash paid for interest	$277	$171
Cash paid for income taxes	449	438

Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)

DIRECTV
Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Dollars in Millions)
Operating Profit Before Depreciation and Amortization	$1,846	$1,635	$3,612	$3,210
Subtract: Depreciation and amortization expense	616	625	1,227	1,244
Operating Profit	$1,230	$1,010	$2,385	$1,966

*For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which is expected to be filed with the SEC in August 2011.

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[3] and Free Cash Flow[4] to Net Cash Provided by Operating Activities
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$998	$910	$1,897	$1,984
Adjustments:
Cash paid for interest	(146)	(171)	(310)	(207)
Interest income	9	8	16	19
Income taxes paid	(466)	(364)	(543)	(382)
Subtotal - Free Cash Flow	395	383	1,060	1,414
Add Cash Paid For:
Property and equipment	683	546	1,296	1,011
Satellites	17	61	48	69
Net Cash Provided by Operating Activities	$1,095	$990	$2,404	$2,494

DIRECTV
Reconciliation of Consolidated DIRECTV Adjusted Diluted EPS to Diluted EPS
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Adjusted Diluted EPS	$0.91	$0.60	$1.76	$1.19
Impact of Malone Transaction	-	(0.18)	-	(0.17)
Diluted EPS	$0.91	$0.42	$1.76	$1.02

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[3] and Free Cash Flow[4] to Net Cash Provided by Operating Activities
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$141	$69	$297	$135
Adjustments:
Cash paid for interest	(14)	(15)	(28)	(30)
Interest income	7	7	14	14
Income taxes paid	(63)	(57)	(136)	(71)
Subtotal - Free Cash Flow	71	4	147	48
Add Cash Paid For:
Property and equipment	311	231	577	390
Net Cash Provided by Operating Activities	$382	$235	$724	$438

(3) and (4) - See footnotes

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Non-GAAP Financial Measure Reconciliation and SAC Calculation
(Unaudited)

Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Dollars in Millions)
Operating Profit	$1,016	$899	$1,937	$1,707
Adjustments:
Subscriber acquisition costs (expensed)	626	610	1,308	1,205
Depreciation and amortization expense	430	495	872	993
Cash paid for subscriber leased equipment - upgrade and retention	(76)	(71)	(145)	(152)
Pre-SAC margin*	$1,996	$1,933	$3,972	$3,753
Pre-SAC margin as a percentage of revenue*	37.8%	39.2%	38.1%	38.7%

Reconciliation of Cash Flow Before Interest and Taxes[3] and Free Cash Flow[4] to Net Cash Provided by Operating Activities
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$896	$873	$1,613	$1,857
Adjustments:
Cash paid for interest	(129)	(152)	(277)	(171)
Interest income	1	1	1	4
Income taxes paid	(448)	(437)	(449)	(438)
Subtotal - Free Cash Flow	320	285	888	1,252
Add Cash Paid For:
Property and equipment	143	113	245	222
Subscriber leased equipment - subscriber acquisitions	150	131	324	246
Subscriber leased equipment - upgrade and retention	76	71	145	152
Satellites	17	61	48	69
Net Cash Provided by Operating Activities	$706	$661	$1,650	$1,941

(3) and (4) - See footnotes on page 5 of this earnings release.

* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.’ current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV and DIRECTV U.S. believe that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

SAC Calculation
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Dollars in Millions, Except SAC Amounts)

Subscriber acquisition costs (expensed)	$626	$610	$1,308	$1,205
Cash paid for subscriber leased equipment - subscriber acquisitions	150	131	324	246
Total acquisition costs	$776	$741	$1,632	$1,451
Gross subscriber additions (000's)	954	946	2,006	1,871
Average subscriber acquisition costs-per subscriber (SAC)	$813	$783	$814	$776

CONTACT:
DIRECTV
Media Contact: Darris Gringeri, 212-205-0882
Investor Relations: 310-964-0808